UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 5, 2018

Uniprop Manufactured Housing Communities Income Fund II

(Exact name of Registrant as specified in its charter)

Michigan	000-16701	38-2702802
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

280 Daines Street, Suite 300

Birmingham, MI 48009

(Address of principal executive offices)

(248) 645-9220

(Registrant's Telephone Number, Including Area Code)

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01	Completion of Acquisition or Disposition of Assets.

The “true up” period for the sale of West Valley, the final property of Uniprop Manufactured Housing Communities Income Fund II, a Michigan limited partnership (the “Partnership”), concluded as of November 5, 2018, and the Partnership has accordingly completed the disposition of its final property.

Item 8.01	Other Events.

With the conclusion of the sale of West Valley and of the “true up” period, and pursuant to Section 18 agreement of limited partnership (the “Partnership Agreement”), the Partnership no longer has any Properties (as that term is defined under the Partnership Agreement) and is in its second phase of its plan of dissolution (the “Plan of Dissolution”), a copy of which is attached hereto as Exhibit 2.1.

Pursuant to the Plan of Dissolution and in compliance with Section 801 of the Michigan Revised Uniform Limited Partnership Act (“MRULPA”), the Partnership has filed a certificate of cancellation (the “Certificate of Cancellation”) with the State of Michigan as of November 7, 2018, which marks the date of dissolution of the Partnership (the “Dissolution Date”). In light of its dissolution and the filing of the Certificate of Cancellation as of the Dissolution Date, the Partnership is now in the process of winding up its affairs, which includes the liquidation of any other remaining assets and which will be conducted by the general partner (the “General Partner”) of the Partnership, in accordance with the provisions of the Plan of Dissolution, the Partnership Agreement, and Article 8 of MRULPA.

The Dissolution Date marks the record date for all liquidating distributions, and as of the Dissolution Date, the General Partner has officially closed the Partnership’s transfer books and has caused the Partnership to discontinue recording units and issuing unit certificates. Section 805 of MRULPA directs the General Partner to distribute the remaining assets of the Partnership as follows: a) to creditors, including partners who are creditors, to the extent permitted by law, in satisfaction of liabilities of the Partnership, other than liabilities for distributions to partners under Section 601 or Section 604 of MRULPA; b) except as provided in the governing document(s) of the Partnership, to partners and former partners in satisfaction of liabilities for distributions under Section 601 or Section 604 of MRULPA; and c) except as provided in the governing document(s), to partners, first for the return of their contributions, and second, in proportion to their respective shares of partnership distributions. Other than as described above and as of the Dissolution Date, no further ordinary or quarterly distributions of the Partnership are to occur.

Upon completion of the dissolution of the Partnership and the wind-up, a Form 15 will be filed with the Securities and Exchange Commission to terminate registration of the Partnership’s units of limited partnership interest and to terminate the Partnership’s reporting obligations under Section 12(g) of the Securities Exchange Act of 1934, as amended.

The General Partner has also caused the Partnership to issue a press release on the Dissolution Date to announce all of the foregoing actions to the investing public, a copy of which is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

2.1	Plan of Dissolution, dated as of November 29, 2016
99.1	Press Release, dated as of November 8, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 8, 2018

UNIPROP MANUFACTURED HOUSING COMMUNITIES INCOME FUND II

(Registrant)

By:	Genesis Associates Limited Partnership,
General Partner

By:	Uniprop Inc.,
its Managing General Partner

By:	/s/ Susann E. Kehrig
Susann E. Kehrig, Principal Financial Officer